Exhibit 10.2

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (this “Agreement”) dated as of March 2, 2009 among PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Revolving Lenders (as defined below) (PNC, in such capacity, “Agent”), STEEL CITY CAPITAL FUNDING, LLC, as agent for Term B Lenders (as defined below) (in such capacity, “Term B Agent”), ARES CORPORATE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Ares II LP” or “Subordinated Lender”), and each of STREAM HOLDINGS CORPORATION, a Delaware corporation (“SHC”), STREAM FLORIDA INC., a Delaware corporation and a wholly-owned Subsidiary of SHC (“SFI”), STREAM INTERNATIONAL INC., a Delaware corporation and a wholly-owned Subsidiary of SHC (“Stream”), STREAM NEW YORK INC. a Delaware corporation and a wholly-owned Subsidiary of SHC (“SNY”) and STREAM INTERNATIONAL EUROPE B.V., a company organized under the laws of the Netherlands and a wholly-owned Subsidiary of Stream (“Stream BV”), STREAM INTERNATIONAL CANADA INC., a company organized under the laws of Ontario and a Subsidiary of Stream (“Stream Canada”), STREAM INTERNATIONAL SERVICE EUROPE B.V., a company organized under the laws of the Netherlands and a wholly-owned Subsidiary of Stream International (Bermuda) Ltd. (“Stream Service BV”), STREAM INTERNATIONAL (N.I.) LIMITED, a company organized under the laws of Northern Ireland and a Subsidiary of Stream (“Stream UK”) and STREAM INTERNATIONAL GMBH, a company organized under the laws of Germany and a Subsidiary of Stream (“Stream Germany”) and STREAM GLOBAL SERVICES, INC, a Delaware corporation and the owner of all of the issued and outstanding shares of the capital stock of SHC (“SGS”) (SHC, SFI, Stream, SNY, Stream BV, Stream Canada, Stream Service BV, Stream UK, Stream Germany and SGS, each a “Loan Party” and collectively the “Loan Parties”).

BACKGROUND

As an inducement for Agent, Term B Agent and Lenders to enter into a certain Amendment No. 1 and Waiver to Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of the date hereof (“Amendment No. 1 and Waiver”) and to continue to provide a credit facility in favor of Loan Parties, Subordinated Lender has agreed to enter into this Agreement to provide for the subordination of (i) the “Subordinated Indebtedness” to the “Senior Indebtedness” (as each term is defined below) and (ii) the “Liens” in the assets of any Loan Party granted to Subordinated Lender to the “Liens” in such assets of Loan Parties granted to Agent for its benefit and for the ratable benefit of Lenders.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1. General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Agent” shall have the meaning set forth in the introductory paragraph of this Agreement and shall include its successors and assigns.

“Amendment No. 1 and Waiver” shall have the meaning set forth in the Background paragraph of this Agreement.

“Collateral” shall mean all of the property and interests in property, tangible or intangible, real or personal, now owned or hereafter acquired by any Loan Party in or upon which Agent for its benefit and for the ratable benefit of Lenders at any time has or has been granted a Lien under and pursuant to the terms of the Loan Agreement and the other Documents, and including, without limitation, all proceeds and products of such property and interests in property.

“Creditor Agreements” shall mean, collectively, the Senior Lending Agreements and the Subordinated Agreements.

“Creditors” shall mean, collectively, Agent (for its benefit and for the ratable benefit of Lenders) and Subordinated Lender and their respective successors and assigns.

“Default” shall have the meaning set forth in the Loan Agreement.

“Distribution” shall mean any payment, whether in cash, in kind, securities or any other property, or security for any such Distribution other than the grant of security pursuant to Section 3(a) of the Reimbursement Agreement, the payment of the LC Fee (as defined in the Reimbursement Agreement) pursuant to Section 2(a) of the Reimbursement Agreement and the payment of expenses under Section 9(h) of the Reimbursement Agreement.

“Documents” shall have the meaning given to the term “Other Documents” in the Loan Agreement.

“Event” shall have the meaning set forth in Section 2.2(c) hereof.

“Holder of Subordinated Indebtedness” or “Subordinated Lender” shall mean Ares II LP, and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Subordinated Indebtedness, and any heirs, administrators, executors, successor and assigns of such Person.

“Lenders” shall mean, jointly and severally, the Revolving Lenders and the Term B Lenders.

“Loan Agreement” shall mean the Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of January 8, 2009 among Agent, Term B Agent, Revolving Lenders, Term B Lenders, PNC as Swingline Lender (as therein defined), PNC Capital Markets LLC., as sole lead arranger and Siemens Financial Services, Inc., as documentation agent, as amended as of the date hereof by Amendment No. 1 and Waiver, and as the same may hereafter be further amended, supplemented, modified or restated from time to time.

“Loan Party” and “Loan Parties” shall have the meaning set forth in the introductory paragraph of this Agreement and shall include their respective successors and assigns.

“Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Reimbursement Agreement” shall mean the Guarantee and Reimbursement Agreement dated as of March 2, 2009 by and among Subordinated Lender and each of SHC, SFI, Stream, SNY and SGS, as the same may hereafter be amended, supplemented, modified or restated from time to time.

“Revolving Lenders” shall mean each of the financial institutions named as a Revolving Lender in or which hereafter become a Revolving Lender party to the Loan Agreement.

“Secured Lender Remedies” shall mean any action which results in the sale, foreclosure, realization upon, or a liquidation of any of the Collateral including, without limitation, the exercise of any of the rights or remedies of a “secured party” under Article 9 of the Uniform Commercial Code, such as, without limitation, the notification of account debtors; provided that “Secured Lender Remedies” shall not include the delivery of reservation of rights letters and the like, the imposition of default interest in accordance with the Subordinated Agreements and the taking of steps to preserve and protect the security interests in the Collateral granted in favor, or for the benefit, of the Subordinated Lender (or any agent, representative or trustee on behalf thereof).

“Senior Indebtedness” shall mean all obligations of any kind owed by Loan Parties to Agent, Term B Agent and/or Lenders from time to time under or pursuant to any of the Senior Lending Agreements including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party) chargeable to any Loan Party by Lenders, Agent and/or Term B Agent, and reimbursement, indemnity or other obligations due and payable to Lenders, Agent and/or Term B Agent. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Senior Indebtedness shall also include any indebtedness of Loan Parties incurred in connection with a refinancing of all or a portion of the Senior Indebtedness under the Senior Lending Agreements.

“Senior Lending Agreements” shall mean the Loan Agreement and the other Documents.

“Subordinated Indebtedness” shall mean all Reimbursement Obligations (as defined in the Reimbursement Agreement) and all other principal, interest and other amounts payable or chargeable in connection with the standby letters of credit, guarantees and/or other forms of credit support provided under the Subordinated Agreements. Subordinated Indebtedness shall continue to constitute Subordinated Indebtedness, notwithstanding the fact that such Subordinated Indebtedness or any claim for such Subordinated Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Subordinated Indebtedness shall also include any indebtedness of the Subordinated Lender incurred in connection with a refinancing of all or a portion of the Subordinated Indebtedness under the Subordinated Agreements.

“Subordinated Agreements” shall mean, collectively, the Reimbursement Agreement and all promissory notes, agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Loan Party or any other Person to, with or in favor of Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Term B Agent” shall have the meaning set forth in the introductory paragraph of this Agreement and shall include its successors and assigns.

“Term B Lenders” shall mean each of the financial institutions named as a Term B Lender in or which hereafter become a Term B Lender party to the Loan Agreement.

1.2. Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

1.3. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Except as expressly set forth herein, all references to any instruments or agreements, including, without limitation, references to any Creditor Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. Covenants. Each Loan Party and each Holder of Subordinated Indebtedness hereby covenants that until the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full and satisfied in cash and the commitments to advance funds under the Loan Agreement shall have been terminated, all in accordance with the terms thereof, each will comply with such of the following provisions as are applicable to it:

2.1. Transfers. Each Holder of Subordinated Indebtedness covenants that any transferee from it (other than another existing Holder of Subordinated Indebtedness) of any Subordinated Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Agreement to each other party hereto.

2.2. Subordination Provisions. To induce Agent, Term B Agent and Lenders to enter into Amendment No. 1 and Waiver, and to continue to make loans and advances under the Loan Agreement, notwithstanding any other provision of the Subordinated Indebtedness to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time in the manner and to the extent provided in this Agreement.

(a) Payments. No Loan Party shall make any Distribution on the Subordinated Indebtedness until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated.

(b) Limitation on Acceleration. Until payment in full in cash of all Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) and the termination of the commitments to advance funds under the Loan Agreement, no Holder of Subordinated Indebtedness shall exercise any Secured Lender Remedies or commence any other action or proceeding to recover any amounts due or to become due with respect to Subordinated Indebtedness. Notwithstanding the foregoing, any amounts received by any Holder of Subordinated Indebtedness upon and after the occurrence of an Event shall be subject to the provisions of Section 2.2(c) hereof.

(c) Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the event of any insolvency or bankruptcy proceedings relative to any Loan Party or its property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Loan Party or distribution or marshalling of its assets or any composition with creditors of any Loan Party, whether or not involving insolvency or bankruptcy, or if any Loan Party shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an “Event”), then all Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall be paid in full and satisfied in cash and the commitments to advance funds under the Loan Agreement terminated before any Distribution shall be made on account of any Subordinated Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Agent for application to the Senior Indebtedness, until amounts owing upon Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated.

(d) [Reserved]

(e) Power of Attorney. To enable Agent to assert and enforce its rights hereunder in any proceeding referred to in Section 2.2(c) or upon the happening of any Event, Agent or any person whom it may designate is hereby irrevocably appointed attorney in fact for Subordinated Lender with full power to act in the place and stead of Subordinated

Lender (i) to make, present and file such claims, and/or proofs of claim, against any Loan Party on account of all or any part of the Subordinated Indebtedness as Agent may deem advisable upon the failure of Subordinated Lender to do so fifteen (15) days prior to the expiration of the time to file any such claim and/or proof of claim and (ii) to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness. Subordinated Lender will execute and deliver to Agent such instruments as may be required by Agent to enforce any and all Subordinated Indebtedness, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof. Subordinated Lender hereby irrevocably appoints Agent as the lawful attorney and agent of Subordinated Lender to execute financing statements on behalf of Subordinated Lender, and Subordinated Lender hereby further authorizes Agent, to file such financing statements in any appropriate public office.

(f) Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by Subordinated Lender or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of Subordinated Lender at a time when Subordinated Lender is not permitted under this Agreement to receive any such Distribution or proceeds thereof including if same is collected or received when there is or would be after giving effect to such payment a Default or an Event of Default under any Senior Lending Agreement, then Subordinated Lender will forthwith deliver, or cause to be delivered, the same to Agent, in precisely the form held by Subordinated Lender (except for any necessary endorsement), and until so delivered, the same shall be held in trust by Subordinated Lender, or any such Affiliate, as the property of Agent.

(g) Subrogation. Subject to the prior payment in full in cash of the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) and the termination of the commitments to advance funds under the Loan Agreement, to the extent that Agent has received any Distribution on the Senior Indebtedness which, but for this Agreement, would have been applied to the Subordinated Indebtedness, Subordinated Lender shall be subrogated to the then or thereafter rights of Agent including, without limitation, the right to receive any Distribution made on the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to Agent to which Subordinated Lender would be entitled except for the provisions of this Agreement shall, as between each Loan Party, its creditors (other than Agent, Term B Agent and Lenders) and Subordinated Lender, be deemed to be a Distribution by Loan Parties to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of Subordinated Lender on the one hand, and Agent on the other hand.

(h) Scope of Subordination. The provisions of this Agreement are solely to define the relative rights of any Holder of Subordinated Indebtedness and Agent. Nothing in this Agreement shall impair, as between each Loan Party and Subordinated Lender the unconditional and absolute obligation of such Loan Party to punctually pay the principal, interest and any other amounts and obligations owing under Subordinated Agreements in accordance with the terms thereof, subject to the rights of Agent under this Agreement.

3. Security.

3.1. Acknowledgment of Lien. Each Creditor hereby agrees and acknowledges that the other Creditors have been granted a Lien upon the Collateral.

3.2. Priority. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral and notwithstanding any conflicting terms or conditions which may be contained in any of the Creditor Agreements, the Liens upon the Collateral of Agent have and shall have priority over the Liens upon the Collateral of Subordinated Lender and such Liens of Subordinated Lender are and shall be, in all respects, subject and subordinate to the Liens of Agent therein to the full extent of the Senior Indebtedness outstanding from time to time. Subordinated Lender shall not take any action to foreclose or realize upon the Collateral until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated, other than any actions expressly permitted by the proviso to the definition of “Secured Lender Remedies”.

3.3. No Alteration of Priority. The Lien priorities provided in Section 3.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any Senior Indebtedness or the Subordinated Indebtedness.

3.4. Perfection. Each of Agent and Subordinated Lender shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which Agent and Subordinated Lender have been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between Subordinated Lender on the one hand, and Agent on the other hand, and shall not impose on Agent any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person. Agent agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of Subordinated Lender in the Collateral. Subordinated Lender agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of Agent in the Collateral, and that as between Agent and Subordinated Lender, the terms of this Agreement shall govern even if part or all of the Senior Indebtedness or the Liens of Agent securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

3.5. Management of Collateral. Agent shall have the exclusive right to manage, perform and enforce the terms of the Senior Lending Agreements to which it is a party with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and its business judgment, in each case exercised in good faith, and in compliance with the terms of this Agreement and applicable law, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral. In connection therewith, Subordinated Lender waives any and all rights to affect the method or challenge the appropriateness of any action by Agent of the type or nature referred to in, and taken in accordance with, the immediately preceding sentence.

3.6. Sale of Collateral. Notwithstanding anything to the contrary contained in any of the Creditor Agreements, only Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. Subordinated Lender will, immediately upon the request of Agent, release or otherwise terminate its Liens upon the Collateral (but not the proceeds thereof), to the extent (i) such Collateral is sold or otherwise disposed of either by Agent, or any Loan Party with the consent of Agent, in accordance with the terms of the Loan Agreement, and (ii) Agent concurrently releases its Liens upon such Collateral (but not the proceeds thereof), and Subordinated Lender, at Agent’s expense (as to which Agent shall be entitled to reimbursement by the Loan Parties), will immediately deliver such release documents as Agent may reasonably require in connection therewith.

3.7. Secured Lender Remedies. In no event shall Subordinated Lender exercise any Secured Lender Remedies until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Senior Lending Agreements shall have been terminated; nor shall Subordinated Lender join in, solicit any other person to, or act to cause the commencement of, any case involving any Loan Party under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of any Loan Party until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Senior Lending Agreements shall have been terminated. In the event Subordinated Lender shall receive any payment or distribution of any kind representing proceeds of any Collateral as to which its Lien in the Collateral is or is required under this Agreement to be subordinated to the Lien of Agent before the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Senior Lending Agreements shall have been terminated, such sums shall be held in trust by Subordinated Lender for the benefit and on account of Agent and such amounts shall be paid to Agent. Notwithstanding anything herein to the contrary, nothing herein shall limit any rights of or actions by Ares II LP in its capacity as a shareholder of SGS, including rights of or actions by its designees serving on the Board of Directors of SGS or any of its Subsidiaries.

3.8. Section 9-611 Notice and Waiver of Marshaling. Subordinated Lender and Agent acknowledge that this Agreement shall constitute notice of the respective interests of Agent, Term B Agent and Lenders in the Collateral as provided by Section 9-611 of the New York Uniform Commercial Code and each hereby waives any right to compel any marshaling of any of the Collateral.

3.9. Bailee for Perfection.

(a) Agent hereby agrees to hold that part of the Collateral that is in its possession (or in the possession of any of its agents or bailees) to the extent that possession thereof is taken to perfect a security interest therein under the Uniform Commercial Code (such Collateral, “Pledged Collateral”), as collateral agent for the Lenders and as bailee (and as agent and/or sub-agent as applicable for perfection) for the Subordinated Lender (such bailment or control being intended, among other things, to satisfy the requirements of Sections 8-106, 8-301(a)(2), 9-104, 9-106, and 9-313(c) of the Uniform Commercial Code) and any assignee solely for the purpose of perfecting the security interests granted under the respective Creditor Agreements subject to the terms and conditions of this Section 3.9.

(b) Agent shall have no obligation whatsoever to the Lenders or the Subordinated Lender to ensure that the Pledged Collateral is genuine or owned by any of the Loan Parties or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.9. The duties or responsibilities of Agent to the Subordinated Lender under this Section 3.9 shall be limited solely to holding the Pledged Collateral as bailee (and as agent and/or sub-agent, as applicable, for perfection) in accordance with this Section 3.9 and delivering or assigning the Pledged Collateral to it upon payment in full in cash of all Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) and the termination of the commitments to advance funds under the Loan Agreement.

(c) Agent acting pursuant to this Section 3.9 shall not have by reason of the Senior Lending Agreements, the Subordinated Agreements, this Agreement or any other document a fiduciary relationship in respect of the Lenders or the Subordinated Lender. Except as provided in Section 3.9(d), this Section 3.9 shall not impose upon Agent or any Lender any duty or obligation to take any action or forbear from taking any action that it could otherwise have taken or not taken.

(d) Upon payment in full in cash of all Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) and the termination of the commitments to advance funds under the Loan Agreement, Agent shall deliver or assign the remaining Pledged Collateral (if any) together with any necessary endorsements to the Subordinated Lender if Subordinated Indebtedness remains outstanding (so as to allow the Subordinated Lender to obtain possession or control of such Pledged Collateral). Agent shall take all other actions reasonably requested by the Subordinated Lender in connection with the Subordinated Lender obtaining a first-priority security interest (subject only to security interests permitted under the Subordinated Agreements) in the Collateral or as a court of competent jurisdiction may otherwise direct, all at the expense of Subordinated Lender.

4. Miscellaneous.

4.1. Provisions of Reimbursement Agreement. From and after the date hereof, Loan Parties and Subordinated Lender shall cause the Reimbursement Agreement to contain a provision to the following effect:

“This Guarantee and Reimbursement Agreement is subject to the Subordination and Intercreditor Agreement, dated as of March 2, 2009, among the Loan Parties, the Agent, Term B Agent and Ares under which this Guarantee and Reimbursement Agreement and the Stream Entities’ obligations hereunder are subordinated in the manner set forth therein to the prior payment in full of certain obligations to the holders of Senior Indebtedness as defined therein.”

Proof of compliance with the foregoing shall be promptly given to Agent.

If requested by Agent after the occurrence of an Event, each Holder of Subordinated Indebtedness shall transfer, assign and endorse over to Agent the Subordinated Agreements, as collateral for the obligations hereunder of any Holders of Subordinated Indebtedness.

4.2. Additional Agreements. In the event that the Senior Indebtedness is refinanced in full, Subordinated Lender agrees at the request of such refinancing party to enter into a subordination and intercreditor agreement on terms substantially similar to this Agreement.

4.3. Survival of Rights. The right of Agent to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of any Loan Party or Agent including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by any Loan Party with such provisions, regardless of the actual or imputed knowledge of Agent.

4.4. Bankruptcy Financing Issues.

(a) This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against any Loan Party under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to any Loan Party shall be deemed to apply to such Loan Party as debtor-in-possession and to a trustee for such Loan Party. If any Loan Party shall become subject to a proceeding under the Code, and if Agent or any Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from Agent or any Lender to any Loan Party under the Code, Subordinated Lender agree as follows: (1) adequate notice to Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if Subordinated Lender receives notice thereof three (3) Business Days (or such shorter notice as is given to Agent and/or Lenders) prior to the earlier of (a) any hearing on a request to approve such post-Petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by Subordinated Lender to any such use of cash collateral or such post-Petition financing from Agent or any Lender.

(b) Subordinated Lender shall not offer, or enter into, any post-Petition financing which includes a proposal, or any provision, for (x) any lien granted in connection with such use of cash collateral or such post-Petition financing or (y) any post-Petition financing that shall benefit from any other priority over the Senior Indebtedness or post-Petition financing to be provided by Agent or any Lender, whether pursuant to Section 364(d) of the Code or otherwise.

(c) Subordinated Lender agrees that it will not contest (or support any other Person contesting) any request by Agent or any Lender for adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise) or any objection by Agent or any Lender to any motion, relief action, or proceeding based on Agent or any Revolving Lender claiming a lack of adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise); provided that if any such adequate protection takes the form of liens on additional assets, Senior Lender will not contest (or support any other Person contesting) any request by Subordinated Lender for a junior lien on such assets, which, if granted, shall be subject to the terms of this Agreement.

(d) Subordinated Lender shall not propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

(e) Subordinated Lender shall not join in, solicit any other person to, or act to cause the commencement of, any case involving any Loan Party under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of any Loan Party until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated.

4.5. Insurance Proceeds. Proceeds of the Collateral include insurance proceeds, and therefore, notwithstanding the terms set forth in the Senior Lending Agreements or Subordinated Agreements, the priorities set forth in Section 3.2 govern the ultimate disposition of casualty insurance proceeds. Agent, as the holders of a senior security interest on the Collateral insured shall have the sole and exclusive right as against Subordinated Lender, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral and otherwise in accordance with the Loan Agreement until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated. All proceeds of such insurance shall inure to Agent, to the extent of Agent’s claims, and Subordinated Lender shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to Agent. In the event Agent, in its sole discretion exercised in good faith or pursuant to agreement with Loan Parties, permit any Loan Party to utilize the proceeds of insurance to replace Collateral with other assets or property constituting Collateral, the consent of Agent thereto shall be deemed to include the consent of Subordinated Lender.

4.6. No Amendment of Subordinated Agreements. Until such time as the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated, neither any Loan Party nor any Holder of Subordinated Indebtedness shall enter into any amendment to or modification of any Subordinated Agreements which relates to or affects the principal amount, interest rate, payment terms, or any other material covenant or agreement of any Loan Party thereunder (other than SGS) or in respect thereof, in each case in a manner materially adverse to the interests of the Lenders, without the prior written consent of Agent. For purpose of clarification, the imposition of any increase of the interest rate pursuant to the Reimbursement Agreement in accordance with the terms thereof, from five percent (5%) to up to seven percent (7%), shall not be deemed to be an amendment or modification of any of the Subordinated Agreements.

4.7. Amendments to Senior Lending Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Agent from increasing or changing the terms of the loans under the Senior Lending Agreements, or to otherwise waive, amend or modify the terms and conditions of the Senior Lending Agreements, in such manner as Agent and the respective Loan Parties shall mutually determine. Each Holder of Subordinated Indebtedness hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by Agent to any Loan Party from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the Subordinated Indebtedness.

4.8. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or telecopier number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

If to Agent or PNC at:	PNC Bank, National Association
	4720 Piedmont Row Drive, Suite 300
	Charlotte, NC 28210
	Attention:	Scott Goldstein
	Telephone:	704.551.8511
	Facsimile:	704.643.7918
	E-mail:	scott.goldstein@pnc.com

and a copy to each of:	Hahn & Hessen LLP
	488 Madison Avenue
	New York, New York 10022
	Attention:	Steven J. Seif, Esq.
	Telephone:	212.478.7370
	Facsimile:	212.478.7400
	E-mail:	sseif@hahnhessen.com

and:	PNC Agency Services
	PNC Firstside Center
	500 First Avenue
	Pittsburgh, PA 15219
	Attention:	Andrea Gibb
	Telephone:	412.762.7196
	Facsimile:	412.705.2006
	E-mail:	andrea.gibb@pnc.com

If to Term B Agent at:	Steel City Capital Funding, LLC
c/o PNC Bank, National Association
1600 Market Street, 31st Floor
Philadelphia, Pennsylvania 19103
	Attention:	Susanna Siskind
	Telephone:	215.585.6877
	Facsimile:	215.585.4754
	E-mail:	susanna.siskind@sccfunding.com

with a copy to:	Schulte, Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
	Attention:	Eliot L. Relles, Esq.
	Telephone:	212.756.2000
	Facsimile:	212.593.5955
	E-mail:	eliot.relles@srz.com

If to Subordinated Lender at:	c/o Ares Management, Inc.
2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
	Facsimile:	(310) 201-4157
	Attention:	Jeffrey Schwartz

with a copy to:	Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067
	Facsimile:	(310) 557-2193
	Attention:	Thomas W. Dollinger, Esq.
	E-mail:	tdollinger@proskauer.com

If to any Loan Party at:	Stream Holdings Corporation
20 William Street, Suite 310
Wellesley, Massachusetts 02481
	Attention:	R. Scott Murray
Chief Executive Officer and Sheila M. Flaherty
Chief Legal and Administrative Officer
	Telephone:	617.517.3250
	Facsimile:	617.517.3247
	E-mail:	scott.murray@stream.com and
sheila.flaherty@stream.com

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
	60 State Street
	Boston, Massachusetts 02109
	Attention:	Mitchel Appelbaum, Esq.
	Telephone:	617.526.6000
	Facsimile:	617.526.5000
	E-mail:	mitchel.appelbaum@wilmerhale.com

4.9. Reimbursement Agreement Obligations. Nothing in this Agreement shall be construed to restrict or otherwise limit a Stream Entity from performing its obligations under Section 1(c) of the Reimbursement Agreement to the extent permitted by the Loan Agreement, including, without limitation, by replacing an Ares Letter of Credit or other form of LC Guarantee (each, as defined in the Reimbursement Agreement) with one or more Letters of Credit issued pursuant to, and in accordance with, the Loan Agreement.

4.10. Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and, subject to Sections 2.2(h) and 8, shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and subject to Section 2.2(g) and any other provisions of this Agreement that provide that they are to survive the termination of this Agreement, shall remain in full force and effect until the Senior Indebtedness (other than contingent reimbursement and indemnification obligations in respect of which no claim for payment has been asserted) shall have been satisfied or paid in full in cash and the commitments to advance funds under the Loan Agreement shall have been terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of any Loan Party with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for any Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made. No action which Agent, any Lender or any Loan Party may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of Subordinated Lender hereunder. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

5. Representations and Warranties.

(a) Subordinated Lender represents and warrants to Agent that Subordinated Lender is the holder of the Subordinated Indebtedness and Liens which secure or will secure the Subordinated Indebtedness. Subordinated Lender agrees that it shall not assign or transfer (other than to another existing Holder of Subordinated Indebtedness) any of the Subordinated Indebtedness or Liens without (i) prior notice being given to Agent and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Subordinated Lender further warrants to Agent that it has the full right, power and authority to enter into this Agreement.

(b) Agent represents and warrants to Subordinated Lender that it is the holder of the Liens, on behalf of Lenders, which secure or will secure the Senior Indebtedness. Agent further warrants to Subordinated Lender that it has full right, power and authority to enter into this Agreement and, to the extent Agent is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

6. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY THERETO ACCEPTS FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

7. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR OR ANY LOAN PARTY OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8. Loan Party Acknowledgement. Each Loan Party agrees that (i) nothing contained in this Agreement shall be deemed to amend, modify, supersede or otherwise alter the terms of the respective agreements between each Loan Party and each Creditor and (ii) this Agreement is solely for the benefit of the Creditors and shall not give any Loan Party, its successors or assigns or any other person any rights vis-à-vis any Creditor.

9. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by other electronic method of transmission (including, without limitation, in “pdf” format) shall be deemed an original signature hereto.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of this 2nd day of March, 2009.

PNC BANK, NATIONAL ASSOCIATION,
as Agent and on behalf of the Revolving Lenders

By:	/s/ Scott Goldstein
Name:	Scott Goldstein
Title:	Vice President

STEEL CITY CAPITAL FUNDING, LLC, as Term B Agent and on behalf of the Term B Lenders

By:	/s/ Susanna Siskind
Name:	Susanna Siskind
Title:	Vice President

SUBORDINATED LENDER:

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF OPERATING MANAGER II, L.P.,
Its Manager

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

LOAN PARTIES:

STREAM HOLDINGS CORPORATION,

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President and Treasurer

STREAM FLORIDA INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President and Chief Executive Officer

STREAM INTERNATIONAL INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President

STREAM NEW YORK INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President

STREAM INTERNATIONAL CANADA INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President

[signatures continued on following page]

STREAM INTERNATIONAL (N.I.) LIMITED

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Director

STREAM INTERNATIONAL GMBH

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Director

STREAM INTERNATIONAL EUROPE B.V.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Director

STREAM INTERNATIONAL SERVICE EUROPE B.V.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Director

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President and Chief Executive Officer